April 6, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Patrick Industries, Inc.’s statements included under Item 4.01 of its Form 8-K filed on April 6, 2007, and we agree with such statements concerning our Firm.

McGLADREY & PULLEN, LLP